                                                                    EXHIBIT 11

                             MONTEREY PASTA COMPANY
                     COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                        SECOND QUARTER ENDED                 SIX MONTHS ENDED
                                                    -----------------------------     -----------------------------
                                                    JUNE 29, 1997   JUNE 30, 1996     JUNE 29, 1997   JUNE 30, 1996
                                                    -------------   -------------     -------------   -------------
PRIMARY NET LOSS PER SHARE

COMPUTATION FOR STATEMENT OF OPERATIONS
Income (Loss) from continuing operations before
  dividends on preferred stock                        $  183,243     $(450,482)         $(163,678)    $(1,160,332)
Deduct dividends on certain common shares*               (43,200)          -              (43,200)            -
Deduct dividends on preferred shares*                    (20,897)          -             (115,897)            -
                                                      ----------     ---------          ---------      ----------
Income (Loss) attributable to common shareholders
  before discontinued operations                         119,146      (450,482)          (322,775)     (1,160,332)
Recovery (Loss) from discontinued operations              36,882       367,543             36,882         367,543
                                                      ----------     ---------          ---------      ----------
Income (Loss) attributable to common stock            $  156,028     $ (82,939)         $(285,893)     $ (792,789)
                                                      ----------     ---------          ---------      ----------
                                                      ----------     ---------          ---------      ----------

Weighted average number of common
  shares outstanding                                  10,838,110     8,342,752          9,792,397       8,199,498
                                                      ----------     ---------          ---------      ----------
                                                      ----------     ---------          ---------      ----------

Primary net income (loss) per share:
  Continuing operations                               $     0.01     $   (0.05)         $   (0.03)     $    (0.15)
  Discontinued operations                                    -            0.04                -              0.04
                                                      ----------     ---------          ---------      ----------
  Net Income (Loss)                                   $     0.01     $   (0.01)         $   (0.03)     $    (0.11)
                                                      ----------     ---------          ---------      ----------
                                                      ----------     ---------          ---------      ----------

FULLY DILUTED NET LOSS PER SHARE

COMPUTATION FOR STATEMENT OF OPERATIONS - SUBMITTED IN ACCORDANCE WITH
  REGULATION S-K ITEM 601(b)(11) ALTHOUGH CONTRARY TO PARAGRAPH 40 OF APB OPINION NO. 15 BECAUSE IT PRODUCES AN ANTI-DILUTIVE RESULT, OR NOT REQUIRED BY FOOTNOTE 2 TO PARAGRAPH 14 OF APB OPINION NO. 15 BECAUSE IT RESULTS IN DILUTION OF LESS THAN 3%

Income (Loss) from continuing operations before
  dividends on preferred stock                        $  183,243     $(450,482)         $(163,678)    $(1,160,332)
Add back interest on convertible debt**                      -           2,301                -           208,962
Deduct dividends on certain common shares*               (43,200)          -              (43,200)            -
Deduct dividends on preferred shares*                    (20,897)          -             (115,897)            -
                                                      ----------     ---------          ---------      ----------
Income (Loss) attributable to common shareholders
  before discontinued operations                         119,146      (448,181)          (322,775)       (951,370)
Recovery (Loss) from discontinued operations              36,882       367,543             36,882         367,543
                                                      ----------     ---------          ---------      ----------
Income (Loss) attributable to common stock            $  156,028     $ (80,638)         $(285,893)     $ (583,827)
                                                      ----------     ---------          ---------      ----------
                                                      ----------     ---------          ---------      ----------

Weighted average number of common
  shares outstanding                                  10,838,110     8,342,752          9,792,397       8,199,498
Assuming conversion of convertible debt**                    -           8,840                -           124,029
                                                      ----------     ---------          ---------      ----------
Weighted average number of common
  shares outstanding as adjusted                      10,838,110     8,351,592          9,792,397       8,323,527
                                                      ----------     ---------          ---------      ----------
                                                      ----------     ---------          ---------      ----------

Diluted net income (loss) per share:
  Continuing operations                               $     0.01     $   (0.05)         $   (0.03)     $    (0.11)
  Discontinued operations                                    -            0.04                -              0.04
                                                      ----------     ---------          ---------      ----------
  Net Income (Loss)                                   $     0.01     $   (0.01)         $   (0.03)     $    (0.07)
                                                      ----------     ---------          ---------      ----------
                                                      ----------     ---------          ---------      ----------

*  See Note 8 to the financial statements
** Convertible debt considered although anti-dilutive, since actually converted during the period